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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of report (Date of earliest event reported):
                    September 16, 2005 (September 12, 2005)

                             Knockout Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     000-32007                13-4024018
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)

     100 W. Whitehall Avenue, Northlake, IL                         60164
    (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (708) 273-6900

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sale of Equity Securities.

      On September 12, 2005, Knockout Holdings, Inc. (the "Company") entered into a Purchase Agreement (the "Agreement") by and among the Company and the Purchasers named therein. Pursuant to the Agreement, the Purchasers purchased the Company's 16.66% Senior Convertible Notes due February 28, 2007 (the "Notes") in the aggregate principal amount of $2.8 million for an aggregate purchase price of $2.8 million. The closing of the sale of the Notes occurred on September 15, 2005.

      The offer and sale of the Notes was made pursuant to the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission thereunder.

      Pursuant to the Notes, the principal amount and interest at a rate of 16.66% per annum are payable on March 31, 2007. In addition, any outstanding principal amount and accrued interest on the Notes are convertible into shares of the Company's Common Stock at the option of the holder at a conversion price of $.50 per share, subject to adjustment in the event the Company issues Common Stock at a price less then the then effective conversion price.

      So long as any of the Notes are outstanding, the Company may not without the prior consent of the holders of at least 50% of the principal amount of the Notes incur any indebtedness of any kind other than (a) indebtedness existing as of the date of the Notes, (b) indebtedness of the Company to its subsidiary, (c) indebtedness arising out of trade accounts payable in the ordinary course of business, (d) indebtedness arising out of honoring checks, drafts or other similar instruments, (e) indebtedness which is subject and subordinate to the Notes, (f) indebtedness arising out of customary inventory and receivable bank financing and (g) indebtedness the net proceeds of which are used to redeem the Notes. The Company also may not without the consent of the holders of the Notes modify any term of indebtedness other than to extend the maturity, defer payments, cancel indebtedness or reduce the interest rate or any fees nor prepay any material indebtedness in the form of cash or other assets of the Company.

      In connection, with the issuance of the Notes, Kevin Waltzer, a member of the Company's Board of Directors, agreed to transfer to the Purchasers in the aggregate 59,302 shares of the Company's Series A Convertible Preferred Stock owned by Mr. Waltzer.

      The Company also entered into a registration rights agreement with the Purchasers whereby the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the Company's Common Stock issuable upon conversion of the Notes and the shares of Series A Preferred Stock transferred from Mr. Waltzer. In the event that the registration statement is not declared effective within 120 days of the closing, the Company is required to issue to the holders as liquidated damages 4,166 shares of Common Stock per $50,000 of principal of the Notes for each 30 days of such failure.

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      Pursuant to the terms of the Company's 11% Senior Secured Note due May 2,
2008 (the "11% Note"), the consent of the holder of the 11% Note is required for the issuance of the new Notes. Accordingly, the Company entered into a Waiver and Consent Agreement (the "Waiver") with the holder of the 11% Note whereby the holder consented to the issuance of the new Notes. Pursuant to the terms of the Waiver, the 11% Note was amended to provide for conversion of the principal amount of the 11% Note into shares of the Company's Common Stock at the option of the holder at a conversion price of $.50 per share, subject to adjustment in the event the Company issues Common Stock at a price less then the then effective conversion price. In addition, funds in the amount of $364,453 which were being held in escrow to pay the first 15 months of interest under the 11% Note were released to the holder as pre-payment of the outstanding principal and the requirement of the Company to hold such interest payments in escrow was deleted. The Company also agreed to reduce the exercise price of 364,720 Common Stock purchase warrants held by the holder of the 11% Note from $.50 to $.30 and to include in such warrants an anti-dilution provision substantially similar to the anti-dilution provisions contained in the amended 11% Note.

      The waiver further provides for the termination and release of the 11% Note holder's security interest in substantially all of the assets of the Company and eliminates the Company's requirement to obtain the consent of the holder of the 11% Note to incur any indebtedness or lien.

      In connection with the Waiver, Mr. Waltzer agreed to transfer to the holder of the 11% Note 18,750 shares of the Company's Series A Convertible Stock owned by Mr. Waltzer and our Chairman, John Bellamy, agreed to pledge 62,500 shares of Series A Stock owned by Mr. Bellamy as security for the 11% Note. The Company has agreed to include the shares of Common Stock issuable upon conversion of the 18,750 shares of Series A Stock in the registration statement covering the shares of Common Stock issuable upon conversion of the 11% Note.

      In addition, the Purchasers of the new Notes have agreed to guarantee up to $300,000 of the Company's obligations under the 11% Note.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On September 12, 2005, our board of directors appointed John Bellamy as our Chief Executive Officer, effective immediately. Mr. Bellamy is the Chairman the Company's Board of Directors and had previously served as our Chief Executive Officer until August 22, 2005. In addition, David Malone agreed to resign as the Chief Executive Officer. Mr. Malone will continue to serve as the Company's President and Chief Operating Officer.

      Prior to joining the Company and its subsidiary, Knockout Group, Inc., Mr. Bellamy was President of Artistic Communication Center, Ltd (ACC), a multi-media production company he founded. ACC developed and produced media content and television programming for companies such as NBC, Fox, Kraft, Wal-Mart, and General Electric.

      There are no family relationships between Mr. Bellamy and our directors, executive officers or persons nominated or charged by us to become directors or executive officers. However, one of the Company's employees and one custodial vendor has family relationships with Mr. Bellamy. The employees is Katie Green, the wife of John Bellamy. Ms. Green is our Vice President of Human Resources. Ms Green's annual compensation is $85,000.


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      Artistic Communication Center, a multi-media video and audio production company, is principally owned by Mr. Bellamy. In 2003, we agreed to reimburse Artistic Communication Center for all advertising, marketing, licensing, legal fees, accounting, consulting, product design and development, travel, and other costs paid by Artistic Communication Center on the behalf of Knockout Group Inc. ("Group") prior to its incorporation in April 2003. These costs amounted to $739,000.

      Group retained Artistic Communication Center to produce household and automotive infomercials for television broadcast. The contract with Artistic Communication Center provides that Artistic Communication Center will be compensated on the basis of cost, plus 10%. Through August 31, 2005, Group has incurred costs related to infomercial production of $1.1 million.

      In addition, Artistic Communication Center occupies space at our 100 W. Whitehall Avenue location and pays monthly rent of $1,211 (annual rent of $14,500). The monthly rent has been determined based on space utilization and includes Artistic Communication Center's pro rata share of common area costs, insurance, and real estate taxes.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits:

            10.1 Purchase Agreement, dated September 12, 2005, among the Company and the Purchasers identified therein
            10.2 Form of the Company's 16.66% Senior Convertible Note due March 31, 2007
            10.3 Registration Rights Agreement, dated September 12, 2005, among the Company and the Purchasers identified therein
            10.4 Waiver and Consent Agreement, dated September 12, 2005, between the Company and CAMOFI Master LDC
            10.5  Amended and Restated 11% Senior Secured Note due May 2, 2008
            10.6  Letter Agreement, dated September 15, 2005, with David Malone

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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2005

                                                KNOCKOUT HOLDINGS, INC.


                                                /s/ Richard Han
                                                Name:Richard Han
                                                Title: Chief Financial Officer


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